Exhibit 5.7

CONSENT OF DAREN DELL

The undersigned hereby consents to (i) the references to, and the information derived from Technical Report, Galena Complex, Shoshone County, Idaho dated December 23, 2016 and to (ii) the references to the undersigned’s name under the caption “Interest of Experts” in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Americas Silver Corporation.

         /s/ Daren Dell

Daren Dell, P.Eng.

Dated February 4, 2019